Exhibit 10.25
XANODYNE PHARMACEUTICALS, INC.
Form of Restricted Stock Unit Agreement
Granted Under 2007 Stock Incentive Plan
     1. Grant of Award.
     This Agreement evidences the grant by Xanodyne Pharmaceuticals, Inc., a Delaware corporation (the “Company”) on ___, 20___(the “Grant Date”) to ___(the “Participant”) of ___restricted stock units of the Company (individually, an “RSU” and collectively, the “RSUs”) on the terms provided herein and in the Company’s 2007 Stock Incentive Plan (the “Plan”). Each RSU represents the right to receive one share of the common stock, $0.001 par value per share, of the Company (“Common Stock”) as provided in this Agreement. The shares of Common Stock that are issuable upon vesting of the RSUs are referred to in this Agreement as “Shares.”
     2. Vesting; Forfeiture.
          (a) This award shall vest as to (i) 33% of the original number of RSUs on the first anniversary of the Grant Date, (ii) 33% of the original number of RSUs on the second anniversary of the Grant Date, and (ii) 34% of the original number of RSUs on the third anniversary of the Grant Date.
          (b) If the Participant’s employment with the Company terminates before the date upon which this award is fully vested, any portion of this award that is not vested as of the date of such termination shall be forfeited.
          (c) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.
     3. Distribution of Shares; Deferral of Delivery
          (a) The Company will distribute the Shares issuable with respect to vested RSUs to the Participant on the earliest of (i) the third anniversary of the Grant Date, (ii) subject to Section 3(c), the Participant’s “separation of service” as defined in Section 409A of the Internal Revenue Code of 1986 (the “Code”), and (iii) the date of a Change in Control Event (as defined in the Plan) that constitutes a “change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation”, as defined for purposes of Section 409A of the Code. Neither the Company nor the Participant may accelerate or defer the delivery of the Shares. For the sake of clarity, if a sale described in clause (iii) of the preceding sentence occurs before this award is fully vested, then the Company will distribute the Shares issuable with respect to RSUs that are not then vested on the date, if any, that such RSUs subsequently vest.
          (b) The Company shall not be obligated to issue the Shares to the Participant unless the issuance and delivery of such Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of Common Stock may then be listed.
          (c) If the Participant is a “specified employee” within the meaning of Section 409A of the Code, and if any issuance of Shares hereunder is subject to the rule under Section 409A(a)(2)(B)(i) of the Code, then such issuance of Shares shall be delayed until the date that is six months and one day after the Participant has a “separation from service” as defined in Section 409A of the Code.
     4. Restrictions on Transfer.
     The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein, except by will or the laws of descent and distribution.
     5. Dividend and Other Shareholder Rights.
     Except as set forth in the Plan, neither the Participant nor any person claiming under or through the Participant shall be, or have any rights or privileges of, a stockholder of the Company in respect of the Shares issuable pursuant to the RSUs granted hereunder until the Shares have been delivered to the Participant.
     6. Provisions of the Plan.
     This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.
     7. Agreement in Connection with Initial Public Offering.
     The Participant agrees, in connection with the initial underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of the Company’s common stock for the account of the Company to the public, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of the National Association of Securities Dealers, Inc. or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

     8. Withholding Taxes; No Section 83(b) Election.
          (a) No Shares will be delivered to the Participant unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.
          (b) The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986 may be filed with respect to this award.
     9. Miscellaneous.
          (a) No Rights to Employment. The Participant acknowledges and agrees that the vesting of the RSUs is subject to the conditions set forth in Section 2 hereof, including continuing service as an employee at the will of the Company (not through the act of being hired or purchasing shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.
          (b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
          (c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.
          (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.
          (e) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9(e).
          (f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
          (g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

          (h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.
          (i) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.
          (j) Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Wilmer Cutler Pickering Hale and Dorr LLP, is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.
          (k) Unfunded Rights. The right of the Participant to receive Common Stock pursuant to this Agreement is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this Agreement other than those of an unsecured general creditor of the Company.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

XANODYNE PHARMACEUTICALS, INC.
By:
Name:
Title:

[Name of Participant]
Address: